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                                                                     EXHIBIT 3.5

Government of Quebec
INSPECTOR GENERAL OF FINANCIAL INSTITUTIONS
(unofficial English Translation)


                                             Form 1
                                             ARTICLES OF INCORPORATION
                                             Companies Act, R.S.Q., c. C-38
                                             Part 1A



1.    Name

      9022-3751 Quebec Inc.

2     Quebec Judicial District of the company head office

      Saint-Francois

3     Precise number or minimum and maximum number of directors

      Minimum 1 Maximum 10

4     Effective date, if later than date of filing

5     Description of share capital

      See Schedule A, which is part of the forgoing

6     Restrictions on the transfer of shares, if any

      See Schedule B, which is part of the forgoing

7     Limits on activity, if any

      N/A

8     Other provisions

      See Schedule C, which is part of the forgoing

9     Incorporators

      Name

      Address with zip code (if a corporation, indicate head office and incorporation jurisdiction)

      Signature of each incorporator (if a corporation, signature of the authorized person)

      Fondateurs Inteltex Inc.
      Inteltex Incorporators Inc.

      651, rue Notre-Dame ouest
      3e etage
      Montreal (Quebec)
      H3C 1J1

      (s) James Smith
      President

If the space provided is not sufficient, include an appendix, in two copies

Space reserved
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                                     Government of Quebec
                                     Filed on June 26, 1995
                                     Inspector General of Financial Institutions


                                   SCHEDULE A

                                   RELATING TO

                                  SHARE CAPITAL

The unlimited share capital of the company contains seven (7) classes of shares, without per value, with the following rights, privileges, restrictions and conditions:

A) CLASS A SHARES: The rights, privileges, restrictions and conditions attached to an unlimited number of class A shares, are as follows:

      1) Dividends and participation: Subject to the rights and privileges attached to other classes of shares, holders of class A shares shall have the right, pari passu with holders of class B shares:

            a) to participate in the property, profits and surplus assets of the company, and for that purpose, to receive any dividend declared by the company, and

            b) to receive the remaining property of the company upon dissolution.

      2) Restriction: In addition to the provisions of section 123.70 of the Companies Act, no dividend shall be paid on class A shares, nor can such shares be acquired by the company, if payment of such dividend or purchase price would result in the realizable value of the net assets of the company being insufficient to redeem class D and E shares.

      3) Right to vote: Holders of class A shares have the right to vote at any meeting of the shareholders of the company. Each class A share confers one (1) vote, except at meetings at which only the holders of some other class of shares are entitled to vote.

      4) Right to Exchange: Subject to the approval of the directors and shareholders holding the majority of class D shares in circulation, the shareholders of the class A have the right to request, for the entirety or part of their shares and upon request, a class D share in exchange for any class A share, subject to the followings conditions: the conversion rate will be one class D share for every class A share exchanged, the new class D shares will have an identical value as that of the amount added to the stated capital account for class A shares exchanged.

B) CLASS B SHARES: The rights, privileges, restrictions and conditions attached to an unlimited number of class B shares, are as follow:

      1) Dividends and participation: Subject to the rights and privileges attached to other classes of shares, holders of class B shares shall have the right, pari passu with holders of class A shares:

            a) to participate in the property, profits and surplus assets of the company, and for that purpose, to receive any dividend declared by the company, and

            b) to receive the remaining property of the company upon dissolution.

      2) Restriction: In addition to the provisions of section 123.70 of the Companies Act, no dividend shall be paid on class B shares nor can such shares be acquired by the company if payment of such dividend or purchase price would result in the realizable value of the net assets of the company being insufficient to redeem class D and E shares.
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      3)    Right to vote: Holders of class B shares shall have the right to vote at any meeting of the shareholders of the company. Each class B shares confers one (1) vote, except at meetings at which only the holders of some other class of shares are entitled to vote.

C) CLASS C SHARES: The rights, privileges, restrictions and conditions attached to an unlimited number of class C shares, are as follows:

      1) Dividends and participation: Holders of class C shares shall not participate in the profits and surplus assets of the company and, for that purpose, shall not have a right to any dividend declared by the company.

      2) Reimbursement: In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class C shares shall have the right, prior to the holders of all other classes of shares, to be reimbursed the amount added to the stated capital account for class C shares.

      3) Right to vote: Holders of class C shares shall have the right to vote at any meeting of the shareholders of the company. Each class C shares confers one (1) vote, except at meetings at which only the holders of some other class of shares are entitled to vote.

      4) Automatic redemption: Subject to the provisions of subsection 123.54 of the Companies Act, the company shall redeem all class C shares owned by a class C shareholder and held immediately prior to his death, at the value which they were worth immediately prior to his death, namely the amount added to the stated capital account for these shares, plus the amount of any declared unpaid dividends on the shares, on reception of the certificates that represent the repurchased shares.

            On the date of purchase, the purchased class C shares shall automatically be cancelled, and the company shall reduce its stated capital account for class C shares according to the provisions of section 123.51 of the Companies Act.

      5) Right to redeem: Subject to the provisions of article 123.56 of the Companies Act, the company may, at any time, without notice and without regard to other classes of shares, purchase all or part of the outstanding class C shares at will and at the best possible price.

            On the date of purchase, the purchased class C shares shall automatically be cancelled, and the company shall reduce its stated capital account for class C shares according to the provisions of section 123.51 of the Companies Act.

      6) Power of Veto: No conversion of class C shares, and no creation of other class of shares on the same level or previous class C shares will be authorized, nor any amendment to the foregoing provisions relevant to the class C shares, nor any amendments to any other class of shares, in a manner to give these shares equal or superior privileges to those attached to the class C shares, unless this creation, conversion or modification has been approved by a vote of at least 3/4 of class C shares represented by their holders along with other formalities foreseen by the Companies Act.

D) CLASS D SHARES: The rights, privileges, restrictions and conditions attached to an unlimited number of class D shares, are as follows:

      1) Dividends: When the company declares a dividend, the shareholders of the class D shares have the right to receive, up to an equal amount of the declared dividend, in priority to holders of class A, B, E, F and G, from applicable funds available for payment of dividend, a preferential and non-cumulative dividend of one percent (1%) per month, calculated on the "re-purchase value" of class D shares, as indicated on paragraph 5 hereafter. The company cannot declare this dividend for more than one month at a time, it is up to the directors to determine the date, hour and method of payment of this dividend.

      2) Reimbursement: In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class D shares shall have the right, prior to holders of class A, B, E, F and G shares, but after holders of class C shares, to be reimbursed the redemption value of class D shares as defined in section 5) hereunder, plus the amount of any declared unpaid dividends on class D shares.

      3) Additional participation: Holders of class D shares shall not otherwise participate in the profits or surplus assets of the company.

      4) Right to vote: Subject to the provisions of the Companies Act, holders of class D shares shall not be entitled, as class D shareholders only, to vote at any meeting of shareholders of the company, nor to attend same and to receive a notice thereof.

      5) Right to redeem: Subject to the provisions of subsection 123.54 of the Companies Act, holders of class D shares shall have the right, at any time and upon written notice, to request their shares to be redeemed by the company at a price equal to the amount added to the stated capital account for these shares, plus a premium equal to the difference between the amount added to the stated capital account for these shares, and the fair market value of the class A shares exchanged for these class D shares, at the moment of the exchange.

            Such a price of redemption shall be considered as the redemption value of class D shares and the company shall, in addition, remit to the holders of class D shares so redeemed, the amount of the declared unpaid dividends on these shares, as the case may be. The company and class D holders shall base their calculation of the aforementioned premium on the fair market value of class A shares at the moment of their exchange for class D shares.

            In the event the federal and/or provincial Revenue Departments should attribute to class A shares exchanged a fair market value different from that determined by the aforementioned persons, the departmental evaluations shall be conclusive and the amount of the premium shall be reduced or increased consequently, provided that the corporation and holders of class D shares had an opportunity to contest the validity of such departmental evaluations with the departments or before the Courts, and provided that should there be a discrepancy between the provincial and federal evaluations, the above adjustments shall be based on the lowest evaluation determined following an unquestioned assessments or a final Court decision, as the case may be.

            On the date of redemption, the class D shares redeemed, as requested by shareholder, shall be cancelled, and the company shall reduce its stated capital account for class D shares according to the provisions of section 123.51 of the Companies Act.

      6) Right to purchase: Subject to the provisions of article 123.56 of the Companies Act, the company may, at any time, without notice and without regard to other classes of shares, purchase all or part of the outstanding class D shares at a price agreed to by the company and the holder of the class D shares being purchased, which in no way shall exceed the aforementioned redemption price nor the realizable value of the net assets of the company.

            On the date of redemption, the class D shares redeemed shall be cancelled, and the company shall reduce its stated capital account for class D shares according to the provisions of section 123.51 of the Companies Act.

      7) Power of Veto: No conversion of class D shares, and no creation of other class of shares on the same level or previous class D shares will be authorized, nor any amendment to the foregoing provisions relevant to the class D shares, nor any amendments to any other class of shares, in a manner to give these shares equal or superior privileges to those attached to the class D shares, unless this creation, conversion or modification has been approved by a vote of at least -3/4 of class D shares represented by their holders along with other formalities foreseen by the Companies Act.

E) CLASS E SHARES: The rights, privileges, restrictions and conditions attached to an unlimited number of class E shares are as follows:

      1) Dividends: When the company declares a dividend, the shareholders of the class D shares have the right to receive, up to an equal amount of the declared dividend, in priority to holders of class A, B, F and G, but subsequent to the shareholders of class D, from applicable funds available for payment of dividend, a preferential and non-cumulative dividend of one percent (1%) per month, calculated on the "re-purchase value" of class E shares, as indicated on paragraph 5. The company cannot declare this dividend for more than one month at a time, it is up to the directors to determine the date, hour and method of payment.

      2) Reimbursement: In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class E shares shall have the right, prior to holders of class A, B, F and G shares, but after holders of class C and D shares, to be reimbursed the redemption value of class E shares as defined in subsection 5) hereunder, plus the amount of any declared unpaid dividends on class E shares.

      3) Additional participation: Holders of class E shares shall not otherwise participate in the profits or surplus assets of the company.

      4) Right to vote: Subject to the provisions of the Companies Act, holders of class E shares shall not be entitled, as class E shareholders only, to vote at any meeting of shareholders of the company, nor to attend same and to receive a notice thereof.

      5) Right to redeem: Subject to the provisions of subsection 123.54 of the Companies Act, the company may, at its discretion, redeem class E shares unilaterally, at any time upon written notice to their holders, and class E shares shall be redeemed by the company at any time upon written demand from the holders of class E shares, at a price equal to the amount added to the stated capital account for these shares, plus a premium equal to the difference between the fair market value of the consideration received by the company at the time of issuance for issuing these class E shares, and the total comprising:

            a) the amount added to the stated capital account for these shares.

            b) the fair market value of any property, other than class E shares, given in payment by the company for that consideration.

            Such a price of redemption shall be considered as the redemption value of class E shares and the company shall, in addition, remit to the holders of class E shares so redeemed, the amount of the declared unpaid dividends on these shares, as the case may be. The fair market value of the aforementioned consideration shall be as determined by the company and the subscribers to class E shares upon issuance of class E shares. In the event the federal and/or provincial Revenue Departments should attribute to this consideration a fair market value different from that determined by the aforementioned persons, the departmental evaluations shall be conclusive and the amount of the premium shall be reduced or increased consequently, provided that the company and holders of class E shares had an opportunity to contest the validity of such departmental evaluations with the departments or before the Courts, and provided that should there be a discrepancy between the provincial and federal evaluations, the above adjustments shall be based on the lowest evaluation determined following an unquestioned assessments or a final Court decision, as the case may be.

            The company shall proceed with the re-purchase of class E shares without taking into account other classes of shares, and has a delay of thirty (30) days following the re-purchase date, to re-mitt the repurchase price to the former shareholder of the class E shares. If the conditions of article 123.54 of the Companies Act do not allow him to respect this delay, the company will re-mitt a first portion of the re-purchase price within a delay of thirty (30) days, and re-mitts the remaining unpaid balance as soon as legally possible. On the date of redemption, the class E shares redeemed shall be cancelled, and the company shall reduce its stated capital account for class E shares according to the provisions of section 123.51 of the Companies Act.

            In addition, if in the event of a price adjustment, the company has already redeemed all class E shares, the company shall pay to its shareholders, as soon as it can legally do so, an additional sum, if the premium is increased, or the holders of the redeemed shares will repay any sum due in the event that the adjustment decreases the premium, with all interest at the highest rate between the one prescribed by virtue of Article 28 of AN ACT RESPECTING THE MINISTERE DU REVENU (R.S.Q., chapter M-31) or the one prescribed by
            Article 4301 of the federal INCOME TAX REGULATIONS, as determined for the relevant period, prorata to the class E shares held by each shareholder. If only a part of the class E shares were redeemed, the portion of the additional payment or repayment, as the case may be, corresponding to the redeemed shares will be made as soon as is legally possible, with interest at the rate hereinabove mentioned, and with regard to the shares still to be redeemed, the value of these shares will modify, either more or less, as the case may be, the amount of the premium for these shares.

      6) Right to purchase: Subject to the provisions of section 123.56 of the Companies Act, the company may, at any time, without notice and without regard to other classes of shares, purchase all or part of the outstanding class E shares at a price agreed to by the company and the holder of the class E shares being purchased, which in no way shall exceed the aforementioned redemption price nor the realizable value of the net assets of the company.

            On the date of purchase, the purchased class E shares shall automatically be cancelled, and the company shall reduce, in accordance with article 123.51 of the Companies Act, its stated capital account for class E shares paid and emitted.

      7) Power of Veto: No conversion of class E shares, and no creation of other class shares on the same level or previous class E shares will be authorized, nor any amendment to the foregoing provisions relevant to the class E shares, nor any amendments to any other class of shares, in a manner to give these shares equal or superior privileges to those attached to the class E shares, unless this creation, conversion or modification has been approved by a vote of at least -3/4 of class E shares represented by their holders along with other formalities foreseen by the Companies Act.

F) CLASS F SHARES: The rights, privileges, restrictions and conditions attached to an unlimited number of class F shares, are as follows:

      1) Dividends: When the company declares a dividend, the shareholders of the class F shares have the right to receive, up to an equal amount of the declared dividend, in priority of class A, B and G, but subsequent to the shareholders of class D and E, from applicable funds for the payment of dividends, an annual, preferential and non-cumulative dividend of a dollar (1$) per share; it is up to the directors to determine the moment and method of payment.

      2) Reimbursement: In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class F shares shall have the right, prior to holders of class A, B and G shares, but subsequent to holders of class C, D and E shares, to be reimbursed the amount added to the stated capital account for class F shares and to be paid the amount of any declared unpaid dividends on class F shares.

      3) Additional participation: Holders of class F shares shall not otherwise participate in the profits or surplus assets of the company.

      4) Right to vote: Subject to the provisions of the Companies Act, holders of class F shares shall not be entitled, as class F shareholders of the company, nor to attend same and to receive a notice thereof.

      5)    Unilateral right to redeem: Subject to the provisions of subsection
            123.53 of the Companies Act, the company may, at its discretion, redeem class F shares unilaterally by giving a thirty (30) day written notice and paying a price equal to the amount added to the stated capital account for these shares, plus the amount of any declared unpaid dividends on these shares. In the event of partial redemption, such redemption shall be proportionate to the number of outstanding class F shares, excluding fractions of shares.

            On the date of purchase, the purchased class F shares shall automatically be cancelled, and the company shall reduce, in accordance with article 123.51 of the Companies Act, its stated capital account for class F accordingly.

      6) Right to purchase: Subject to the provisions of subsection 123.56 of the Companies Act, the company may, at any time, without notice and without regard to other classes of shares, purchase all or part of the outstanding class F shares at a price agreed to by the company and the holders of the class F shares being purchased.

            On the date of purchase, the purchased class F shares shall automatically be cancelled, and the company shall reduce, in accordance with article 123.51 of the Companies Act, its stated capital account for class F accordingly.

      7) Power of Veto: No conversion of class F shares, and no creation of other class shares on the same level or previous class F shares will be authorized, nor any amendment to the foregoing provisions relevant to the class F shares, nor any amendments to any other class of shares, in a manner to give these shares equal or superior privileges to those attached to the class F shares, unless this creation, conversion or modification has been approved by a vote of at least 3/4 of class F shares represented by their holders along with other formalities foreseen by the Companies Act.

G) CLASS G SHARES: The rights, privileges, restrictions and conditions attached to an unlimited number of class G shares, are as follows:

      1) Dividends: When the company declares a dividend, the shareholders of the class G shares have the right to receive, up to an equal amount of the declared dividend, in priority of class A and B, but subsequent to the shareholders of class D, E and F, from applicable funds for payment of dividends, an annual, preferential and non-cumulative dividend of a dollar (1$) per share, it is up to the directors to determine the moment and method of payment of such dividend.

      2) Reimbursement: In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class G shares shall have the right, prior to holders of class A and B shares, but subsequent to shareholders of classes C, D, E and F, to be reimbursed at a price equal to the amount added to the stated capital account for these shares, to which the amount of any unpaid declared dividend for these shares will be added.

      3) Additional participation: Holders of class G shares shall not otherwise participate in the profits or surplus assets of the company.

      4) Right to vote: Subject to the provisions of the Companies Act, holders of class G shares shall not be entitled, as class G shareholders of the company, nor to attend same and to receive a notice thereof.

      5)    Unilateral right to redeem: Subject to the provisions of subsection
            123.53 of the Companies Act, the company may, at its discretion, redeem class G shares unilaterally by giving a thirty (30) day written notice and paying a price equal to the amount added to the stated capital account for these shares, plus the amount of any declared unpaid dividends on these shares. In the event of partial redemption, such redemption shall be proportionate to the number of outstanding class G shares, excluding fractions of shares.

            On the date of purchase, the purchased class G shares shall automatically be cancelled, and the company shall reduce its stated capital account for class G shares according to the provisions of section 123.51 of the Companies Act

      6) Right to purchase: Subject to the provisions of article 123.56 of the Companies Act, the company may, at any time, without notice and without regard to other classes of shares, purchase all or part of the outstanding shares at will and at the best possible price, in total or in part all class G shares in circulation.

            On the date of purchase, the purchased class G shares shall automatically be cancelled, and the company shall reduce its stated capital account for class G shares according to the provisions of section 123.51 of the Companies Act

      7) Power of Veto: No conversion of class G shares, and no creation of other class shares on the same level or previous class G shares will be authorized, nor any amendment to the foregoing provisions relevant to the class G shares, nor any amendments to any other class of shares, in a manner to give these shares equal or superior privileges to those attached to the class G shares, unless this creation, conversion or modification has been approved by a vote of at least 3/4 of class G shares represented by their holders along with other formalities foreseen by the Companies Act.

                                   SCHEDULE B

                                   RELATING TO

                     RESTRICTIONS ON THE TRANSFER OF SHARES

No share issued by the company shall be transferred without the consent of the directors, which shall be confirmed by a resolution of the Board of directors. Such consent may be given after the transfer has been registered in the books of the company, in which case the transfer will be valid and will take effect retroactively upon the date that the transfer was recorded.

                                   SCHEDULE C

                                   RELATING TO

                                OTHER PROVISIONS

1.    CLOSED COMPANY :

      The company will be a<<closed company>>according to the Securities Act (R.S.Q., c. V-1.1, art. 5), and, to this end :

      a) The number of shareholders of the company is limited to fifty (50) exclusive of present or former employees of the company or of a subsidiary; two or more persons who hold jointly one or more shares are counted as one shareholder.

      b) Any distribution of securities by the company to the public is prohibited.

2.    BORROWING POWER:

      In addition to powers given by its articles and without restricting the powers given to the directors pursuant to section 77 of the Companies Act (R.S.Q., c. V-1.1, art 5), directors can, when they deem appropriate and without having to obtain consent from the shareholders:

      a)    borrow money upon the credit of the company;

      b) issue or re-issue obligations or other securities of the company, and pledge or sell the same for such sums and at such price as may be deemed expedient;

      c) guarantee in the name of the company the execution of an obligation by a third party, subject to the established fact of the present or future capacity of the company to discharge its liabilities when due and that the realizable value of the net assets of the company will be sufficient to perform such guarantee;

      d) hypothecate the moveable or immoveable property of the company or otherwise affect any kind of charge against the moveable property of the company, and

      e) Delegate one or several of the aforementioned powers to a director, to an executive committee, to board committee or to an officer of the company.

(QUEBEC LOGO) Government of Quebec
              INSPECTOR GENERAL
              OF FINANCIAL INSTITUTIONS
                                                 Form 5
                                                 ARTICLES OF AMENDMENT
                                                 Companies Act, R.S.Q., c. C-38,
                                                 Part 1A

1  Name

   9022-3751 QUEBEC INC.

2 [ ] Amendment of articles under sections 123.140 and following of the Companies Act.

3  The articles of the company are amended as follows:

   The presently authorized share capital of the company is hereby cancelled and repealed, and replaced with Schedule A attached hereto and forming an integral part hereof.

   The restrictions on share transfers of the company are hereby cancelled and repealed, and replaced with Schedule B attached hereto and forming an integral part hereof.

   The other provisions of the company are hereby cancelled and repealed, and replaced with Schedule C attached hereto and forming an integral part thereof.


4 Effective date, if later than that on which the articles of amendment are filed (see instructions)

5 Name (or Quebec enterprise number) prior to the amendment (if different than the one mentioned in section 1)


If the space provided is not sufficient, include an appendix, in two copies.



Signature of
Authorized Director_____________________________________________________________

________________________________________________________________________________
Official use only

                                   SCHEDULE A

                                SHARE CAPITAL OF

                              9022-3751 QUEBEC INC.


            Subject to the provisions of the Quebec Companies Act (R.S.Q., c. C-38) (hereinafter referred to as the "Act"), the authorized share capital of the Company and the shares that constitute such authorized share capital shall be as set forth below.




SECTION 1.  AUTHORIZED SHARE CAPITAL

            The Company is authorized to issue SEVEN (7) classes of shares, being Class A common shares and Class B, C, D, E, F or G preferred shares.

            The shares of all such classes are without nominal or par value and may be issued in unlimited numbers and for unlimited consideration, which shall be paid into a subdivision of the issued and paid-up share capital account in respect of such shares.

SECTION 2.  RIGHTS ATTACHING TO THE SHARES

            The rights, privileges, conditions and restrictions attaching to the shares constituting the authorized share capital of the Company shall be as set forth below.


A.          VOTING RIGHTS

            CLASS A COMMON SHARES: Each Class A share shall entitle the holder thereof to receive notice of, to attend and to vote at every meeting of shareholders of the Company, and each Class A share shall entitle the holder thereof to one (1) vote.

            CLASS B, C, D, E OR G PREFERRED SHARES: Subject to the provisions of the Act, no Class B, C, D, E or G share shall entitle the holder thereof, as such, to receive notice of, nor to attend or vote at meetings of shareholders.

            CLASS F PREFERRED SHARES: Each Class F share shall entitle the holder thereof to receive notice of, to attend and to vote at every meeting of shareholders of the Company, and each Class F share shall entitle the holder thereof to ten (10) votes.


B.          DIVIDENDS

            Subject to the restrictions under s. 123.70 of the Act, each Class A, B, C, D, E or G share shall entitle the holder thereof to share in the assets, profits and surplus of the Company and, for this purpose, to receive any dividend declared by the Company as provided below. The Board of Directors may, at its sole discretion, determine the amount, time and terms of payment of any dividend so declared.

            CLASS A COMMON SHARES: Subject to the rights and privileges attaching to the other classes of shares, each Class A share shall confer upon the holder thereof the residual right to share in the assets, profits and surplus of the Company, pro rata to the number of shares held by such holder and, for this purpose, to receive any dividend declared by the Company.

            CLASS B, C, D OR E PREFERRED SHARES: Each Class B, C, D or E share shall confer upon the holder thereof the preferred right to receive respectively, up to the amount of the dividend so declared, paid out of the funds available for the payment thereof, a maximum monthly dividend of between a quarter of one percent (1/4%) and one and one half of one percent (1-1/2 %) based on the redemption value, as defined below under D - ACQUISITION OF SHARES,of the Class B, C, D or E shares, according to the applicable class of shares. Such dividend is non-cumulative.

            CLASS F PREFERRED SHARES: Class F shares do not entitle the holder thereof to share in the assets, profits and surplus of the Company or to receive any dividend declared by the Company.

            CLASS G PREFERRED SHARES: Each Class G share shall confer upon the holder thereof the preferred right to receive, up to the amount of the dividend so declared, paid out of the funds available for the payment thereof, an annual maximum dividend equal to two thirds (2/3) of the Bank of Canada rate on the date on which such dividend is declared, based on the amount paid for such shares into the subdivision of the issued and paid-up share capital account in respect of Class G shares. Such dividend is non cumulative.

            RANKING ORDER: The ranking order for the payment of dividends on the different classes of shares shall be as follows: the Class G shares shall rank first; the Class B shares shall rank second; the Class C shares shall rank third; the Class D shares shall rank fourth; the Class E shares shall rank fifth, and the Class A shares shall rank sixth.

            NO ADDITIONAL PARTICIPATION: The Class B, C, D, E or G shares shall not entitle the holders thereof to share in the assets, profits or surplus of the Company otherwise than as provided above.


C.          REMAINING PROPERTY

            If, for any reason, and more particularly in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, there is a partial or total distribution of the assets of the Company to the shareholders, the redemption of shares and participation in the remaining property of the Company shall be as provided below.


            CLASS A COMMON SHARES: Each Class A share shall confer upon the holder thereof the residual right to share in the remaining property of the Company, pro rata to the number of shares held by such holder.

            CLASS B, C, D OR E PREFERRED SHARES: Each Class B, C, D or E share shall confer upon the holder thereof the preferred right to share in the remaining property of the Company, at a price equal to the payment of the redemption value, as defined below under D - ACQUISITION OF SHARES, of such shares, according to the applicable class of shares, to which shall be added the amount of any declared and unpaid dividends, if any, on such Class B, C, D or E shares, as the case may be.

            CLASS G PREFERRED SHARES: Each Class G share shall confer upon the holder thereof the preferred right to share in the remaining property of the Company, at a price equal to the amount paid for such shares into the subdivision of the issued and paid-up share capital account in respect of such Class G shares, to which shall be added the amount of any declared and unpaid dividends, if any, on the the Class G shares.

            INSUFFICIENT ASSETS: If at any particular time, based on the ranking order set forth below, the assets of the Company are not sufficient to pay in full the amount to which the Class A, B, C, D, E or G shareholders are entitled to pursuant to the terms and conditions above, the shareholders of the relevant class shall share in the balance of the assets pro rata to the number of shares of the relevant class held by them.

            RANKING ORDER: The ranking order for the different classes of shares as regards participation in the remaining property of the Company shall be as follows: the Class G shares shall rank first; the Class B or C or D or E shares shall rank second, pari passu; the Class A shares shall rank third.

            NO ADDITIONAL PARTICIPATION: The Class A, B, C, D, E or G shares do not entitle the holders thereof to share in the remaining property of the Company otherwise than as provided above.


D           ACQUISITION OF SHARES

            Subject to the provisions of the Act, the Company shall acquire all or part of the Class B, C, D or E shares then issued and outstanding pursuant to the terms and conditions set forth below.


1.          SHAREHOLDER'S RIGHT OF REDEMPTION

            CLASS B, C, D OR E PREFERRED SHARES: Subject to the provisions of the second paragraph of s. 123.54 of the Act, any Class B, C, D or E shareholder has the right, to be exercised at any time at his sole discretion and as set forth below by written notice, to require the Company to redeem all or part of his shares, at a price equal to the "redemption value" thereof, according to the applicable class of shares, to which shall be added the amount of any declared and unpaid dividends, if any, on the Class B, C, D or E shares, as the case may be.

            REDEMPTION VALUE


            The "redemption value" of Class B, C, D, or E shares shall be equal to the amount paid for such shares into the subdivision of the issued and paid-up share capital account in respect of such shares, according to the applicable class of shares, plus a premium equal to the amount by which the fair market value of the consideration paid to the Company upon the issuance of such Class B, C, D, or E shares, as the case may be, exceeds the aggregate of:

            (i) the amount paid for such shares into the subdivision of the issued and paid-up share capital account in respect of the Class B, C, D or E shares, according to the applicable class of shares; and

            (ii) the fair market value of any property other than a Class B, C, D or E share, as the case may be, given by the Company in payment of such consideration.

            DETERMINING FAIR MARKET VALUE OF CONSIDERATION

            Upon the issuance of the Class B, C, D or E shares, the Company and each subscriber of Class B, C, D or E shares, as the case may be, shall, by mutual agreement acting in good faith, based on a method deemed to be fair and reasonable, determine the fair market value of each of the assets constituting the consideration paid to the Company upon the issuance of such Class B, C, D or E shares, as the case may be.

            ADJUSTMENT OF THE PREMIUM IN THE EVENT OF MINISTERIAL CONTESTATION

            In the event of a disagreement with the Quebec Minister of Revenue and/or the Minister of National Revenue with respect to the valuation of the fair market value of one or more assets constituting the consideration paid to the Company upon the issuance of the Class B, C, D or E shares, the ministerial valuation shall prevail, and the amount of the premium relating to the redemption of the Class B, C, D or E shares shall be adjusted accordingly if the Minister provides the Company and each Class B, C, D or E shareholder or, if all the shares are being redeemed, the Company and each former Class B, C, D or E shareholder, the opportunity to contest the ministerial valuation either to the Minister or before the courts. In the event of a discrepancy between the provincial and federal valuation, the lesser of the two valuations determined according to an uncontested assessment or final judgement, if applicable, shall obtain.


2.          PROCEDURE FOR THE RETRACTION OF SHARES

            PROCEDURE

            If a holder of Class B, C, D or E shares, as the case may be, wishes to exercise his redemption right, such shareholder shall deliver a written notice at the registered office of the Company or at the office of his transfer agent, indicating the number of shares of the relevant class to be redeemed by the Company and the date on which the shareholder wishes such redemption to take place, . The written notice shall be accompanied by the certificate or certificates representing the shares of the relevant class to be redeemed and shall be signed by the person registered as the holder thereof in the share register of the Company or signed by his agent duly authorized for such purpose. Upon receipt of the notice and the certificate or certificates representing the shares of the relevant class to be redemmed, the Company shall redeem the shares of the relevant class, without taking into consideration any other class of shares, and shall have a period of thirty (30) days from the redemption date to pay the redemption value of such shares to the Class B, C, D or E shareholder or, if all the shares are redeemed, to the former Class B, C, D or E shareholder.

            DELAYED PAYMENT

            If the provisions of the second paragraph of s. 123.54 of the Act do not allow the Company to pay the full redemption value to a shareholder or former shareholder in the aforementioned period, the Company shall pay a first portion of the redemption value within the thirty (30) day period, if legally authorized to do so, and shall pay the unpaid balance as soon as is legally possible.

            PARTIAL PURCHASE

            If only part of the shares then issued and outstanding of the Class B, C, D or E shareholder are to be redeemed, the Company shall, without cost to the relevant shareholder, issue to such shareholder a new share certificate representing those shares of such shareholder that have not been purchased.

3.          CANCELLATION

            The Class B, C, D or E shares so purchased pursuant to any of the terms and conditions of this Section D shall automatically be cancelled upon the acquisition thereof, and the subdivision of the issued and paid-up share capital account in respect of such Class B, C, D or E shares shall be reduced accordingly by the Company, all of which pursuant to the provisions of the Act.


E.          RESTRICTIONS

            In addition to the restrictions under ss. 123.70 and 126.53 of the Act, the Company may not pay any dividend on Class A Shares nor purchase by private agreement or otherwise acquire such shares if, as a result thereof, the Company could not legally redeem or pay the redemption price of the Class B, C, D or E shares.


F.          VETO

            CLASS, B, C, D OR E PREFERRED SHARES: No conversion of all or part of the Class B, C, D, or E shares into shares of another class, whether existing or not, and no creation of new classes of shares ranking pari passu with or prior to the shares of the relevant class shall be authorized, and no amendment shall be made to the provisions above relating to the shares of the relevant class or the provisions relating to shares of other existing classes if the result of such an amendment is to confer upon the shares of such other classes rights or privileges that are equal or superior to the rights and privileges attaching to Class B, C, D or E shares, as the case may be, unless such conversion, creation or amendment has been approved by the affirmative vote of not less than three quarters (3/4) of the Class B, C, D or E shares, as the case may be, as well as by the separate vote of three-quarters (3/4) of each class of shares whose rights could be adversely affected by such conversion, creation or amendment, as represented by the holders thereof in person or represented by proxy at a special or general meeting convened for this purpose, in addition to the other formalities required by the Act.

                                   SCHEDULE B

                    RESTRICTIONS ON THE TRANSFER OF SHARES OF

                              9022-3751 QUEBEC INC.



            CONSENT OF THE DIRECTORS OR SHAREHOLDERS


            No assignment or transfer of shares of the Company may be made without the consent:



                  (a) of a majority of the directors, whose consent shall be attested by a resolution of the Board of Directors or by one (1) or more instruments signed by a majority of the directors;


                  (b) or a majority of the shareholders entitled to vote, whose consent shall be attested by a resolution of such shareholders or by one (1) or more instruments signed by a majority of such shareholders.




            Consent may be given after the assignment or transfer has been registered in the share register of the Company, in which case the assignment or transfer shall be valid and take effect retroactively to the date of the registration thereof.

                                   SCHEDULE C

                               OTHER PROVISIONS OF

                              9022-3751 QUEBEC INC.


1.    CLOSED COMPANY


      The Company is a "closed company" within the meaning of s. 5 of the Quebec Securities Act (R.S.Q., c. V-1.1), and, as a result:


(a) the number of shareholders of the Company is limited to fifty (50), excluding present of former employees of the company or a subsidiary; and two (2) or more persons who are joint holders of one (1) or more shares shall be considered as one (1) shareholder; and

(b)   any public distribution of shares of the Company is prohibited.


2.    BORROWING POWER

      In addition to the powers conferred by the articles of incorporation and without limiting the generality of the powers vested in the directors under s. 123.6 and s. 77 of the Act, the directors may, pursuant to s.
      123.13 of the Quebec Companies Act, R.S..Q., c. C-38 (hereinafter referred to as the "Act"), at their sole discretion and without the authorization of the shareholders:


      (a)   borrow money upon the credit of the Company;

      (b) issue debentures or other securities of the Company, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

      (c) hypothecate the movable or immovable property or otherwise encumber the movable property of the Company;

      (d) delegate one (1) or more of the aforementioned powers to a director, an executive committee, a committee of the Board of Directors or an officer of the Company.


3.    PARTICIPATING IN MEETINGS BY TECHNICAL MEANS

      One (1) or more or all of the shareholders may participate in a meeting of shareholders by technical means, including by telephone, enabling them to communicate with the other shareholders or persons taking part in the meeting. In this case, such shareholders are deemed to be present at the meeting and such meeting is deemed to be held in the Province of Quebec. The shareholders present at a meeting held by technical means may discuss any question that may be raised at a meeting of shareholders. A shareholder who takes part in a meeting of shareholders through technical means may not be represented by a proxyholder.

4.    MEETINGS OF SHAREHOLDERS OUTSIDE QUEBEC

      Meetings of shareholders of the Company, including annual general meetings and special meetings, may be held outside the Province of Quebec and the shareholders of the Company may take part in and vote at any meeting of shareholders held outside the Province of Quebec by any means enabling all the participants to communicate with one another.


5.    UNANIMOUS SHAREHOLDERS' AGREEMENT

      When a power vested in the Board of Directors under the articles of incorporation has been withdrawn from the directors to be exercised by the shareholders under a unanimous shareholders' agreement pursuant to s.
      123.91 of the Act, any reference in the articles to the exercise of such power by the Board of Directors or by one (1) or more directors shall be read to mean the exercise of such power by the meeting of shareholders under the unanimous shareholders' agreement.

            CONVERSION OF SHARES





            (a) All Class B shares of 9022-3751 QUEBEC INC. currently issued and outstanding are hereby converted into an identical number of Class A shares of the share capital resulting from this amendment, on a share for share basis, for an issued and paid up share capital that is identical to the Class B shares so converted.




            (b) All Class E shares of 9022-3751 QUEBEC INC. currently issued and outstanding are hereby converted into an identical number of Class G shares of the share capital resulting from this amendment, on a share for share basis, for an issued and paid up share capital that is identical to the Class E shares so converted.





            NEW CERTIFICATES


            The holders of the shares issued by the Company before the amendment shall, upon the tender of certificates representing such shares (except for such shares as have been cancelled as stated above), be entitled to receive new share certificates on the basis of the aforementioned conversion.